                                 EMPLOYMENT AGREEMENT

         THIS AGREEMENT by and among NAC RE CORPORATION ("NAC Re"), a Delaware business corporation, NAC REINSURANCE CORPORATION ("NAC"), a New York insurance corporation, and RONALD L. BORNHUETTER (the "Executive"), dated as of the 30th day of October, 1996.

                                 W I T N E S S E T H

         WHEREAS, NAC Re and NAC presently employ the Executive pursuant to an Employment Agreement dated as of March 4, 1992; and

         WHEREAS, NAC Re and NAC wish to continue to employ the Executive for the period provided in this Agreement, and the Executive is willing to continue to serve in the employ of NAC Re and NAC and of any direct or indirect subsidiary of NAC Re (collectively, the "Companies") on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties agree as follows:

         1. EMPLOYMENT. NAC Re and NAC hereby agree to continue to employ the Executive, and the Executive hereby agrees to continue his employment with NAC Re and NAC, on the terms and subject to the conditions set forth herein.

         2. TERM OF EMPLOYMENT. The term of the Executive's employment under this Agreement (the "Employment Period") shall commence on July 1, 1997, and end on July 1, 2000, unless earlier terminated in accordance with Section 7 below.

         3.    DUTIES AND RESPONSIBILITIES.

               (a) TITLES AND RESPONSIBILITIES.  During the Employment
Period, the Executive shall serve as Chairman of the Board of Directors of NAC Re. He shall also serve as Chief Executive Officer of NAC Re until December 1999 or such earlier date as the Executive and the Board of Directors of NAC Re (the "Board") shall mutually determine. The Executive shall report and be responsible only to the Board. The Executive shall also be a member of the Finance and Investment Committee (or other committee with supervisory authority over the investment portfolios) of NAC Re and NAC and a member of the Executive Committee of NAC Re. The Executive shall serve as an EX officio member of all other committees of NAC Re and NAC with management responsibilities, except the Audit Committee and Compensation Committee.

               (b) OTHER OFFICES. NAC Re agrees that the Executive shall be nominated for election to the Board at each meeting of its stockholders at which the class of directors to which the Executive is assigned is to be elected, so long as the Executive shall be employed by NAC Re under the terms of this Agreement. Notwithstanding the foregoing, it shall not be considered a breach of this Agreement if the Executive is not nominated or elected, or is removed, as a director of either NAC Re or NAC (and a member of any NAC Re or NAC board committee) as a result of a determination by the Insurance Department of the State of New York (or by any other insurance department having jurisdiction over NAC Re, NAC or any subsidiary or affiliate of either of them) after a hearing or investigation by such authority at which or during which the Executive and his counsel were given a reasonable opportunity to be heard, that the Executive be removed or disqualified from acting as a director of NAC Re and/or NAC. If NAC Re shall so request, the Executive shall become and shall, during such portion of the Employment Period as NAC Re shall request, act as a director and/or senior executive officer of any of its subsidiaries or affiliates without any additional compensation.


               (c) PLACE OF PERFORMANCE. During the Employment Period, the Executive's office shall be located in the principal executive offices of NAC Re and NAC, which shall be in southern Connecticut or the New York metropolitan area. NAC Re and NAC shall provide the Executive with an office, an executive secretary reasonably acceptable to him, and other support reasonably appropriate to his duties.

               (d) BUSINESS TIME.  During the Employment Period, the
Executive agrees to devote his full business time during normal business hours to the business and affairs of the Companies and to use his best efforts to perform faithfully, diligently and competently the responsibilities assigned to him hereunder, to the extent necessary to discharge such responsibilities, except for (i) time spent serving on corporate, civic or charitable boards or committees only if and to the extent not substantially interfering with the performance of such responsibilities, (ii) periods of vacation, disability and sick leave to which he is entitled, and (iii) reasonable activities having a charitable, educational or other public interest purpose.

         4.    COMPENSATION.

               (a) BASE SALARY.  During the Employment Period, the
Executive shall receive a minimum annual base salary ("Base Salary") equal to his base salary in effect immediately prior to the Employment Period, payable in accordance with the customary payroll policy as in effect from time to time for senior executives of NAC Re and NAC. NAC Re and NAC shall review the Executive's Base Salary no less frequently than annually commencing no later than March 1998, for possible increases of such Base Salary in relationship to the goals and performance of the Companies and prevailing competitive conditions.

               (b) AIP AND LIP BONUS. During the Employment Period, the Executive shall participate in the NAC Re Corp. Amended and Restated Annual Incentive Plan ("AIP") and NAC Re Corp. Long-Term Incentive Plan ("LIP") (or any successor plans thereto) and shall be entitled to a minimum target percentage bonus opportunity equal to 45% of Base Salary under the AIP and 60% of Base Salary under the LIP (or any successor plans thereto) in each performance year.

               (c) SUPPLEMENTAL PENSION. The Executive and his spouse shall be entitled to supplemental pension in accordance with the provisions of
Section 5 below.

               (d) VACATION. During the Employment Period, the Executive shall be entitled to no less than five weeks paid vacation per year.

               (e) LIFE INSURANCE. During the Employment Period, NAC Re and NAC shall cause to be maintained for the benefit of the Executive life insurance coverage initially having an aggregate death value of not less than $1,000,000 including any coverage provided under any group program instituted by the Companies as to which the Executive may be required to contribute part of the cost. Not less than $600,000 of such insurance shall be provided at NAC Re's and NAC's expense. After the Employment Period, NAC Re and NAC shall cause to be maintained at their expense for the remainder of the Executive's life and for the benefit of the Executive life insurance coverage having an aggregate death value of not less than $100,000. The Executive shall be the owner of and have the right to designate or change the beneficiary or beneficiaries of the insurance described in this Section 4(e), and such insurance shall be provided in a form whereby the Executive may create an irrevocable trust as the owner of such insurance.

               (f) FRINGE BENEFITS. In addition to any other benefits provided to the Executive, NAC Re and NAC shall provide or reimburse the Executive for the following:

               (i) a luxury automobile and all related insurance, operating and maintenance expenses;

              (ii) all reasonable club dues for clubs and other similar
                   organizations which are important to the conduct of the business of the Companies and which he uses for business purposes;

             (iii) reasonable consultations with financial and tax advisors or counselors; and

              (iv) legal expenses in connection with the negotiation of
                   this Agreement.

               (g) EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all business-related expenses incurred by the Executive in accordance with the policies and procedures of NAC Re and NAC as applicable to senior executives of NAC Re and NAC.

               (h) OTHER EXECUTIVE BENEFITS. Without limiting the foregoing provisions of this Section 4, during the Employment Period the Executive shall be entitled to participate in or be covered under all compensation, pension, and welfare and fringe benefit plans, programs and policies of the Companies applicable to senior executives of the Companies.

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               5.  SUPPLEMENTAL PENSION.

               (a) RETIREMENT PRIOR TO A CHANGE IN CONTROL. Upon the Executive's Retirement (as defined in Section 5(f) below) prior to a Change in Control (as defined in Section 6(c) below), NAC Re and NAC agree to pay to the Executive an annual supplemental retirement pension, payable monthly commencing on the first day of the second month after separation, equal to:

               (i) 53% of the Executive's Average Annual Compensation (as
                   defined in Section 5(f) below)

                             -less-

              (ii) The amount of any annual benefit for which the Executive is eligible under the NAC Re Corporation Retirement Plan, the NAC Re Corporation Benefits Equalization Plan, and the General Re Corporation Employee Retirement Plan, assuming the Executive elected receipt of such benefit at the time of his Retirement hereunder and elected a life annuity payment form.

               (b) RETIREMENT AFTER A CHANGE IN CONTROL. In the event of the Executive's Retirement on or after a Change in Control, and in lieu of the supplemental retirement pension payments provided for in Section 5(a) above, NAC Re and NAC agree to pay to the Executive an annual supplemental retirement pension, payable monthly commencing on the first day of the second month after separation, equal to:

               (i) 53% of the Executive's Average Annual Compensation

                             -less-

              (ii) The amount of any annual benefit for which the Executive is eligible under the NAC Re Corporation Retirement Plan, the NAC Re Corporation Benefits Equalization Plan, and the General Re Corporation Employee Retirement Plan, assuming the Executive elected receipt of such benefit at the time of his Retirement hereunder and elected a life annuity payment form

                             -subject to-

             (iii) A minimum annual benefit of $100,000 payable without offset for benefits payable from the NAC Re Corporation Retirement Plan, the NAC Re Corporation Benefits Equalization Plan, and the General Re Corporation Employee Retirement Plan.

               (c) SUPPLEMENTAL DISABILITY PENSION. In the event of the Executive's separation from employment on account of Disability (as defined in Section 7(a) below), and in lieu of the supplemental retirement pension payments provided for in the foregoing provisions of this Section 5, NAC Re and NAC agree to pay the Executive an annual supplemental disability pension benefit, payable monthly commencing on the first day of the second month after the date of his termination of his employment on account of Disability, equal to:

               (i) 53% of the Executive's Average Annual Compensation

                             -less-

              (ii) Any long-term disability benefits payable from the NAC
                   Re Corporation Health and Welfare Plan

                             -less-

             (iii) The amount of any annual benefit for which the Executive is eligible under the NAC Re Corporation Retirement Plan, the NAC Re Corporation Benefits Equalization Plan, and the General Re Corporation Employee Retirement Plan.

In determining benefits under this Section 5(c), if benefits are payable under the NAC Re Corporation Health and Welfare Plan, benefits under the NAC Re Corporation Retirement Plan, the NAC Re Corporation Benefits Equalization Plan, and the General Re Corporation Employee Retirement Plan shall be assumed to commence at age 65, and no offset shall be taken until that time. If benefits are not payable under the NAC Re Corporation Health and Welfare Plan, benefits under the NAC Re Corporation Retirement Plan, the NAC Re Corporation Benefits Equalization Plan and the General Re Corporation Employee Retirement Plan shall be assumed to commence as of the Executive's termination of employment or, if not then payable, the first date payable.

               (d) FORM AND MANNER OF PAYMENT. The benefit calculated under the foregoing provisions of this Section 5 shall be payable to the Executive for his lifetime and, following his death, 50% of such amount shall continue to be paid to his surviving spouse for her lifetime commencing on the first day of the month immediately after the date of the Executive's death. In lieu of payments over the lifetimes of the Executive and his spouse, the Executive may elect to receive the actuarial equivalent value of such payments in a cash lump sum. Such election shall be made by written notice to NAC Re not later than 15 days prior to commencement of payments hereunder. Such value shall be determined using accepted actuarial principles and assumptions: for mortality, the UP 1984 Mortality Table, and for interest, the applicable interest rate, as in effect for the month preceding the payment date, used by the Pension Benefit Guaranty Corporation to value immediate annuities in connection with the termination of a single-employer plan under the Employee Retirement Income Security Act of 1974, as amended.

               (e) PRERETIREMENT DEATH BENEFIT.  In the event of the
Executive's termination of employment on account of his death, NAC Re and NAC agree to pay to the Executive's surviving spouse (unless she fails to survive him for at least five days, in which case payment shall be made to the Executive's estate) a death benefit equal to 100% of the cash lump sum payment the Executive would have been entitled to receive pursuant to Section 5(a) or 5(b) above, as the case may be, had the Executive's Retirement occurred on the day before his death and the Executive had immediately elected a cash lump sum payment in accordance with Section 5(d). Such death benefit shall be payable in a cash lump sum as soon as possible after the Executive's death.

               (f) DEFINITIONS.  For purposes of the foregoing, (i)
"Retirement" means any separation from employment except due to death or Disability, and (ii) "Average Annual Compensation" means (A) the highest average of the Executive's Base Salary for any 36 calendar month period preceding his separation from employment, times (B) the sum of 1.00 plus the Executive's target AIP bonus percentage at the time of his termination of employment (the sum of which shall in no event be less than 1.45).

               (g) FUNDING OF SUPPLEMENTAL PENSION OBLIGATION. Payment of the supplemental pension benefits payable under this Section 5 shall be provided through a so-called "Rabbi Trust" established by the Companies for the benefit of the Executive, which the Companies and the Executive agree to amend to conform to this Agreement. The Companies agree to maintain assets of the trust at a level at least equal to the lump sum value (determined in accordance with Section 5(d)) of the Executive's supplemental pension benefits, assuming Retirement were to occur on the first day of the calendar year. In the event of the Executive's Disability, the Rabbi Trust shall be augmented to a level sufficient at any time to fund the payment of Disability benefits plus the present value of the lump sum payment which the Executive could elect. If the Executive has not elected a lump sum, the Companies agree to maintain the assets of the trust at a level at least equal to the lump sum value (determined in accordance with section 5(d)) of the future payments. To the extent the assets held in the trust exceed the foregoing lump sum value plus the amount, if any, required to be contributed to the trust pursuant to Section 8(c)(iii) below, the excess amount shall be returned to the Companies in proportion to their respective contribution or shall remain in the trust for the contingency of future increases in the lump sum value, as elected by the Companies.

         6.    OPTIONS.

               (a) OPTION EXERCISE ACCELERATION. Upon termination of the Executive's employment by NAC Re or NAC without Cause or due to death, Disability, Retirement, or by the Executive for Good Reason (as defined in Section 7(d) below), or upon the occurrence of a Change in Control, all outstanding stock options to purchase NAC Re common stock held by the Executive for at least six months (the "Stock Options") shall become immediately exercisable in full and shall remain exercisable for one year thereafter, or for such longer period provided pursuant to the terms of the option grants (but not beyond the respective maximum terms of such options), after which, if not exercised, they will be automatically forfeited.

               (b) CASH-OUT OF OPTIONS. In the event that as a result of a Change in Control NAC Re common stock ceases to be traded on a national securities exchange, each of the Executive's Stock Options shall automatically be converted into the right to receive, no later than five days after the NAC Re common stock ceases to be so traded, a cash amount equal to the difference between the exercise price of each such Stock Option and the Market Value (as defined below), multiplied by the number of shares of NAC Re common stock with respect to which the Stock Option is exercisable. For purposes of this Section 6(b), Market Value means (i) in the event the Change in Control is the result of a tender offer or exchange offer, the cash and fair market value of any security or property paid for each share of NAC Re common stock in such tender offer or exchange offer, and (ii) in all other cases, the highest sale price of NAC Re common stock on the national securities exchange on which such stock is traded during the 90-day period preceding the Change in Control.

               (c) CHANGE IN CONTROL.  For purposes of this Agreement, a
"Change in Control" shall mean a change in control of NAC Re of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not NAC Re is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as determined for purposes of Regulation 13D-G under the Exchange Act as currently in effect), directly or indirectly, of securities of NAC Re representing 30% or more of the combined voting power of NAC Re's then outstanding securities; (ii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director, whose election to the Board or nomination for election to the Board by NAC Re's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; (iii) the stockholders of NAC Re approve a merger or consolidation of NAC Re with any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of NAC Re outstanding immediately prior thereto holding immediately thereafter securities representing more than 80% of the combined voting power of the voting securities of NAC Re or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of NAC Re approve a plan of complete liquidation of NAC Re or an agreement for the sale or disposition by NAC Re of all or substantially all of NAC Re's assets.

         7.    TERMINATION.

               (a) DEATH OR DISABILITY. The Executive's employment pursuant to this Agreement shall terminate automatically upon the Executive's death. NAC Re and NAC may terminate the Executive's employment pursuant to this Agreement, after having established the Executive's Disability, by giving to the Executive notice of their intention in accordance with Section 7(e). For purposes of this Agreement, "Disability" means any physical or mental condition which is likely to render the Executive incapable of performing his duties under this Agreement on a full-time basis for the entire ensuing six-month period or any physical or mental condition which in fact renders the Executive incapable of performing his duties under the Agreement on a full-time basis for a period of six consecutive months. Any question as to the existence of the Executive's incapacity upon which the Executive and NAC Re or NAC cannot agree shall be determined by a qualified independent physician selected by the Companies and approved by the Executive (or, if the Executive is unable to grant such approval, by any adult member of the Executive's immediate family or his legal representative), said approval not to be unreasonably withheld. The determination of such physician made in writing to NAC Re and NAC and to the Executive shall be final and conclusive for all purposes of this Agreement.

               (b) VOLUNTARY TERMINATION. Notwithstanding anything in this Agreement to the contrary, the Executive may voluntarily terminate his employment. In the event of any termination pursuant to this Section 7(b), the Executive shall have no further obligation to NAC Re or NAC under this Agreement, except as provided in Section 11. NAC Re's and NAC's obligations to the Executive in the event he voluntarily terminates are described in Section 8 below.

               (c) CAUSE. NAC Re and NAC may terminate the Executive's employment for Cause. For purposes of this Agreement, "Cause" means:

               (i) the conviction of the Executive of a felony under state or federal law, or the equivalent under foreign law, unless in any such case the Executive performed such act in good faith and in a manner NAC Re or NAC reasonably believed to be in or not opposed to the best interests of NAC Re or NAC;

              (ii) the material breach by the Executive of the provisions of this Agreement, in which event NAC Re will give the Executive written notice specifying such breach and permitting the Executive to cure such breach within 30 days of receipt of such notice; or

             (iii) a determination or request by the Insurance Department of the State of New York (or other insurance department have jurisdiction), after a hearing by such authority at which or during which the Executive and his counsel were given a reasonable opportunity to be heard, that the Executive should be removed or disqualified from acting as an officer of NAC Re and/or NAC.

Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and opportunity for the Executive, together with the Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above in this Section 7(c) and specifying the particulars thereof in detail.

               (d) GOOD REASON. The Executive may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" means (i) a material reduction in the nature or scope of the Executive's authority, duties, powers or functions as exist immediately prior to the commencement of the Employment Period, except as contemplated herein; (ii) the assignment to the Executive of any duties which are not commensurate with or at least as prestigious as the Executive's duties and responsibilities as contemplated by this Agreement; (iii) a material breach by NAC Re or NAC of any of the provisions of this Agreement; or (iv) following a Change in Control, a voluntary termination for any reason upon six months written notice to NAC Re.

               (e) NOTICE OF TERMINATION. Any termination by NAC Re or NAC for Cause or Disability or by the Executive for Good Reason shall be communicated by a written notice (a "Notice of Termination") to the other party hereto given in accordance with Section 14(c). A "Notice of Termination" shall set forth in reasonable detail the events giving rise to such termination.

               (f) DATE OF TERMINATION. For purposes of this Agreement, the term "Date of Termination" means (i) in the case of termination for Disability, 30 days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of his duties during such 30-day period); (ii) in the case of termination for Cause, a date specified in the Notice of Termination (which shall not be less than 30 days nor more than 60 days from the date such Notice of Termination is given); (iii) in the case of any other termination for which a Notice of Termination is required, the date of receipt of such Notice of Termination or, if later, the date specified therein, as the case may be; and (iv) in all other cases, the actual date on which the Executive's employment terminates during the Employment Period. Notwithstanding the foregoing, if within 30 days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the grounds for termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or the time for appeal therefrom having expired and no appeal having been taken); provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, NAC Re and NAC shall continue to pay the Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary, AIP and LIP bonus awards, other incentive compensation, and any other welfare and fringe benefits describe in
Section 4), until the dispute is finally resolved in accordance with this
Section 7(f).

         8.    OBLIGATIONS OF NAC RE AND NAC UPON TERMINATION.

               (a) DEATH, DISABILITY, CAUSE AND VOLUNTARY TERMINATION. If the Executive's employment is terminated by NAC Re or NAC during the Employment Period by reason of the Executive's death, Disability or for Cause, or is voluntarily terminated by the Executive (other than on account of Good Reason), NAC Re and NAC shall have no further obligation to the Executive or the Executive's legal representatives under this Agreement other than (i) those obligations earned for Base Salary and payments under the AIP and LIP that have accrued at the Date of Termination (the "Accrued Obligations") and (ii) those obligations expressly provided under any of the plans referred to in Section 4(h) or pursuant to Sections 4(e), 5 and 6 (the "Benefit Rights"). The Accrued Obligations shall be paid to the Executive or the Executive's estate, as the case may be, in a lump sum in cash within 15 days of the Date of Termination.

               (b) PRIOR TO CHANGE IN CONTROL, TERMINATION BY NAC RE OR NAC OTHER THAN FOR CAUSE OR DISABILITY AND TERMINATION BY THE EXECUTIVE FOR GOOD REASON.

               (i) LUMP SUM PAYMENTS.  If during the Employment Period and prior to a Change in Control, NAC Re or NAC terminates the Executive's employment other than for Cause or Disability, or the Executive terminates his employment for Good Reason, NAC Re and NAC shall pay to the Executive in a lump sum in cash within 15 days after the Date of Termination the sum of the following amounts:
                   (A)  the Accrued Obligations and (B) an amount equal to
                   (1) the Executive's Base Salary plus the AIP and LIP target bonus opportunities (which shall in no event be less than 105% of Base Salary) for the year which includes the Date of Termination multiplied by (2) the unexpired term of the Employment Period. For purposes of this Section 8(b)(i), the unexpired term of the Employment Period shall be expressed in whole years and any fractional period thereof calculated on a 365-day basis.


              (ii) DISCHARGE OF NAC RE'S AND NAC'S OBLIGATIONS.  NAC Re and
                   NAC shall have no further obligations to the Executive in respect of any termination described in this Section 8(b), other than for the Benefit Rights.

               (c) FOLLOWING CHANGE IN CONTROL, TERMINATION BY NAC RE OR
NAC OTHER THAN FOR CAUSE OR DISABILITY AND TERMINATION BY THE EXECUTIVE FOR GOOD REASON.

               (i) LUMP SUM PAYMENTS.  If during the Employment Period and following a Change in Control, NAC Re or NAC terminates the Executive's employment other than for Cause or Disability, or the Executive terminates his employment for Good Reason, NAC Re and NAC shall pay to the Executive in a lump sum in cash within 15 days after the Date of Termination the sum of (A) the Accrued Obligations and (B) the amount described in Section 8(b)(i)(B) above, provided, however, that the sum of the amounts payable under the foregoing Section 8(c)(i)(B) shall in no event be less than 2.99 times the sum of the amounts described in clause (1) of Section 8(b)(i)(B).

              (ii) BENEFITS.  Upon any termination described in Section
                   8(c)(i), the Executive shall be entitled to the amount described in Section (8)(b)(ii). In addition, NAC Re and NAC shall provide or cause to be provided to the Executive for a period of 36 months following such termination continued life, medical and dental insurance benefits at least equal to those which the Executive was receiving or entitled to receive immediately prior to the termination of employment described in Section 8(c)(i).

             (iii) FUNDING RABBI TRUST.  Upon a Change in Control, NAC Re
                   and NAC shall contribute to the Rabbi Trust referred to in Section 5(g) an amount in cash equal to the payments that would be made pursuant to this Section 8(c) in the event the Executive terminated his employment for Good Reason immediately following such Change in Control.

              (iv) DISCHARGE OF NAC RE'S AND NAC'S OBLIGATIONS.  NAC Re and
                   NAC shall have no further obligations to the Executive in respect of any termination described in this Section 8(c), other than for the Benefit Rights.

         9.    GROSS-UP PAYMENT.  In the event that any payments (the
"Severance Payments") provided for in this Agreement (including, but not limited to, the rights provided under Section 6 and Section 8) are subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any successor provision, NAC Re and NAC shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Severance Payments and any federal, state and local income taxes and Excise Tax (including interest and penalties) upon the payment provided for by this Section 9, shall be equal to the Severance Payments. The determination whether any payments made pursuant to this Agreement are subject to the Excise Tax shall be based on the opinion of tax counsel selected by the Executive and reasonably acceptable to NAC Re. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal, state and local income taxes at the highest marginal rate of income taxation applicable to any individual residing in the jurisdiction in which the Executive resides in the calendar year in which the Gross-Up Payment is to be made. In the event that the Excise Tax is subsequently determined to be less than the amount initially determined hereunder, the Executive shall promptly repay to NAC Re and NAC the portion of the Gross-Up Payment attributable to such reduction. In the event that the Excise Tax is subsequently determined to exceed the amount initially determined hereunder, NAC Re and NAC shall promptly make an additional Gross-Up Payment in respect of such excess.

         10. NO MITIGATION; NO OFFSET. In no event shall the Executive be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. Any amounts that may be earned by the Executive other than from NAC Re and NAC shall not reduce NAC Re's and NAC's obligation to make any payments hereunder. The amounts payable by NAC Re and NAC hereunder shall not be subject to any right of set-off that NAC Re and NAC may assert against the Executive.

         11. NONCOMPETITION. In the case of the Executive's termination of employment pursuant to Section 7(b) without Good Reason, the Executive shall not, until July 1, 2000, (a) engage anywhere within the geographical areas in which the Companies have conducted their business operations as of the date hereof or at any time prior to the Date of Termination, directly or indirectly, alone or as a shareholder, principal, agent, partner, officer, director, employee or consultant of any other organization, in the business of insurance, reinsurance or any other activity conducted by the Companies (the "Designated Industry") in competition with the Companies; (b) divert to any competitor of the Companies in the Designated Industry any customer of the Companies; or (c) solicit or encourage any officer, employee or consultant of the Companies to leave their employ for employment by or with any competitor of the Companies in the Designated Industry; provided, however, that the Executive may invest in stock, bonds, or other securities of any similar business in the Designated Industry (but without otherwise participating in such Designated Industry) if
(i) such stock, bonds, or other securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act; and (ii) his investment does not exceed, in the case of any class of the capital stock of any one issuer, one percent (1%) of the issued and outstanding shares, or, in the case of other securities, one percent (1%) of the aggregate principal amount thereof issued and outstanding. If at any time the provisions of this Section 11 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 11 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Executive agrees that this Section 11 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein. Nothing in this
Section 11 shall prevent or restrict the Executive from engaging in any business or industry other than the Designated Industry in any capacity.

         12. INDEMNIFICATION. NAC Re and NAC shall indemnify and hold harmless the Executive, his heirs and personal representatives to the fullest extent permitted by applicable law, as now or hereafter in effect, with respect to any acts, omissions or events that occurred while the Executive is or was an employee of NAC Re and NAC or serves or served NAC Re and NAC or any other corporation or other enterprise of any kind in any capacity at the request of NAC Re, NAC or any affiliate of NAC Re or NAC (an "Enterprise"). Without limiting the generality of the foregoing, NAC Re and NAC shall promptly pay, or reimburse the Executive for, (a) all of the Executive's reasonable expenses, including attorneys' fees and court costs, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which the Executive may be a party by reason of any

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

action taken or failure to act under or in connection with his service for NAC Re, NAC or an Enterprise, and (b) all amounts required to be paid in settlement of or in satisfaction of a judgment in connection with any such action, suit or proceeding; provided, however, that NAC Re and NAC shall not be required to indemnify or hold harmless the Executive, his heirs or personal representatives in any manner whatsoever in the event and to the extent there is a final and nonappealable judgment by a court of competent jurisdiction that the liability incurred by the Executive resulted from his gross negligence, fraud or willful malfeasance.

         13.   SUCCESSORS.

               (a) This Agreement is personal to the Executive and, without the prior written consent of NAC Re and NAC, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

               (b) This Agreement shall inure to the benefit of and be binding upon NAC Re, NAC and their successors. NAC Re and NAC shall require any successor to all or substantially all of the business and/or assets of NAC Re and NAC, whether direct or indirect, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement.

         14.   MISCELLANEOUS.

               (a) APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of New York, applied without reference to principles of conflict of laws.

               (b) AMENDMENTS. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

               (c) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered or mailed to the other party by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:

               Ronald L. Bornhuetter
               29 Old Stone Bridge Road
               Cos Cob, Connecticut  06807

         If to NAC Re or NAC:

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

               NAC Re Corporation
               One Greenwich Plaza
               Greenwich, Connecticut  06836-2568

               Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only when actually received by the addressee.

               (d) SEVERABILITY. The invalidity or uneforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

               (e) WAIVER. Waiver by any party hereto of any breach or default by any other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

               (f) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless it is in writing and signed by the party against whom enforcement is sought. Upon commencement of the Employment Period, all prior and contemporaneous agreements and understandings between the parties with respect to the subject matter of this Agreement are superseded by this Agreement.

               (g) CAPTIONS. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

               (h) CONSENT TO JURISDICTION. Each of the parties to this Agreement hereby submits to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in such state solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation and enforcement of this Agreement, that it is not subject thereto; that such action, suit or proceeding may not be brought or is not maintainable in said courts; that this Agreement may not be enforced in or by said courts; that its property is exempt or immune from execution; that the suit, action or proceeding is brought in an inconvenient forum; or that the venue of the suit, action or proceeding is improper. Each of the parties agrees that service of process in any such action, suit or proceeding shall be deemed in every respect effective service of process upon it if given in the manner set forth in Section 14(c).

               (i) LEGAL FEES. The Executive shall be entitled to reimbursement by NAC Re and NAC for all legal fees and expenses reasonably incurred by him in connection with this Agreement (including all such fees and expenses, if any, incurred in contesting or disputing the nature of any termination or in seeking to obtain or enforce any right or benefit provided by this Agreement). Such payments, which shall be made on an ongoing basis, rather than at the conclusion of a dispute, shall be made within five days after the Executive submits an invoice or other reasonably appropriate documentation relating thereto to NAC Re or NAC; provided, however, that the Executive hereby agrees to return to NAC Re and NAC any such amounts paid to him with respect to a position taken by the Executive in a contest or dispute, which position is finally determined to be frivolous, either by mutual written agreement of the parties, by a binding arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or the time for appeal therefrom having expired and no appeal having been taken).

         IN WITNESS WHEREOF, the Executive has hereunto set his hand and each of NAC Re and NAC have caused this Agreement to be executed in its name on its behalf all as of the day and year first above written.

                                  NAC RE CORPORATION



                                  By /s/Herbert S. Winokur, Jr.

                                     -----------------------------------
                                       Herbert S. Winokur, Jr.
                                       Chairman, Compensation Committee

                                  NAC REINSURANCE CORPORATION



                                  By /s/ Martha G. Bannerman
                                     -----------------------------------
                                       Martha G. Bannerman
                                       Executive Vice President, General
                                       Counsel and Secretary



                                  EXECUTIVE



                                  /s/ Ronald L. Bornhuetter
                                  --------------------------------------
                                  Ronald L. Bornhuetter



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